SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 2, 2001

Stockwalk Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction)	0-22247 (Commission File Number) of Incorporation)	41-1756256 (IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota (Address of Principal Executive Offices)		55416 (Zip Code)

763.542.6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. Acquisition or Disposition of Assets
ITEM 3. Bankruptcy or Receivership
ITEM 5. Other Items
SIGNATURES
EXHIBIT INDEX
Transfer Agreement
Court Order Approving Tranfers
Stock Purchase Agreement
Press Release

ITEM 2. Acquisition or Disposition of Assets

On October 2, 2001, under the terms of an agreement approved by the U.S. Bankruptcy Court in Minneapolis, most customer accounts of MJK Clearing, Inc., a subsidiary of the Registrant, were transferred to SWS Securities, Inc., a Dallas-based firm with current assets of nearly $4 billion. The agreement and court order approving the transfer of accounts are attached hereto as Exhibits 99.1 and 99.2. The Securities Investor Protection Corporation (SIPC) has assumed jurisdiction over the remaining assets and liabilities of the MJK Clearing, Inc. subsidiary which will be administered in the liquidation proceedings described in Item 3.

In a separate agreement dated September 30, 2001 also approved by the U.S. Bankruptcy Court on October 2, 2001, the SIPC trustee sold all of the stock of Miller Johnson Steichen Kinnard, Inc. (MJSK), a subsidiary of MJK Clearing, Inc., to Stockwalk Group, Inc. for $3.2 million in cash. The Stock Purchase Agreement for this transaction is attached hereto as Exhibit 99.3. Transactions for MJSK will be cleared through Southwest Clearing, Corp.

Pro forma financial information with respect to the Registrant reflecting the disposition of MJK Clearing, Inc. will be reported as an amendment to this Form 8-K as permitted by Item 7(b)(2) of Form 8-K.

ITEM 3. Bankruptcy or Receivership

On September 27, 2001, the Securities Investor Protection Corporation SIPC commenced a proceeding in the United States federal court for the District of Minnesota against the Company’s subsidiary MJK Clearing, Inc. as a result of MJK Clearing Corp’s failure to meet its net capital requirements under the Securities Exchange Act of 1934. The case is captioned Securities Investors Protection Corp. v. MJK Clearing, Inc., Case no. CV01-1779 RHK/JJM, Bky.Adv. Proc. No. 01-4257-RJK. This proceeding was subsequently transferred to the U.S. Bankruptcy Court, District of Minnesota.

On September 30, 2001, SIPC and the trustee appointed in the proceeding entered into an agreement with SWS Securities, Inc. to transfer most customer accounts of MJK Clearing to Southwest Clearing, Corp. This agreement was approved by order of the Court on October 2, 2001 as described above.

On October 2, 2001, the Registrant acquired all of the stock of MJSK from the SIPC trustee.

Following the transaction Stockwalk Group, Inc. will operate two primary subsidiaries, the full-service brokerage of MJSK and the online operations of Stockwalk.com, Inc. Assets and liabilities of the remaining Stockwalk Group, Inc. operations will be presented in an amendment to this Form 8-K.

Full Service Brokerage — MJSK

MJSK is a dealer in corporate equity and corporate and governmental fixed income securities and recognizes profits or losses on transactions in, or fluctuations in, the value of securities held in inventory. MJSK presently serves as a market maker for approximately 297 NASDAQ companies. Many of these companies have been clients of our investment banking group or are covered by our research analysts. As a market maker we publish bid and ask prices for the securities in which we make markets. We publish prices on our inventory of taxable and non-taxable municipal bond issues and bid on municipal bond issues in the inter-dealer market.

MJSK acts as an agent in the purchase and sale of securities, options, commodities and futures contracts traded on various securities and commodities exchanges or in the over-the-counter market. MJSK charges a brokerage commission when acting as agent for the purchaser or seller of a security. If the security is listed on an exchange, the transaction is generally effected through a floor broker who is unaffiliated with MJSK. If the security is traded in the over-the-counter market, transactions are generally effected with a market maker in the security. In addition to the foregoing, MJSK earns commissions from transactions involving various other financial products.

All of our customer and trading transactions are now cleared through SWS Securities, Inc.

The investment banking department generates income primarily from fees which are frequently based on the amount of capital raised, but may include equity participation through the receipt of warrants. The public finance division also includes an originations group and a fiscal advisory group. The originations group participates in underwriting activities while the fiscal advisory group provides independent advice to MJSK’s public sector clients. MJSK’s originations group concentrates primarily on revenue bond issues, many of which are conduit issues where a municipality lends its name to provide tax-exempt status to qualifying projects. Our underwriting areas include 501(c)(3) nonprofit healthcare projects, housing projects, industrial revenue bond projects and school facilities. MJSK’s fiscal advisory group advises municipalities on the structure and terms of bond financings, particularly general obligation bond issues, throughout the upper Mid-western United States.

MJSK’s corporate finance group assists small and emerging companies, including start-ups, in raising capital from both public and private sources. The group focuses on companies in the upper Midwest. It provides financial advisory services, manages or co-manages public offerings of equity and debt, and arranges private placement of securities.

MJSK also maintains a research department that provides analysis, investment recommendations and market information on small capitalization emerging growth companies. MJSK also supplements internal research with research products from independent organizations.

Online Brokerage — Stockwalk.com, Inc.

Stockwalk.com, Inc. offers a secure online brokerage service that provides order placement, portfolio tracking and related market information, news and other information to investors 24 hours a day, seven days a week, by means of the Internet and telephone. Stockwalk.com has offices in Golden Valley, Minnesota and San Francisco, California.

ITEM 5. Other Items

On October 5, 2001 we announced that David B. Johnson was named Chief Executive Officer of Stockwalk Group, Inc and its subsidiary Miller Johnson Steichen Kinnard, Inc. (MJSK) of Minneapolis. Mr. Johnson previously has served as president of Stockwalk Group and MJSK. The announcement respecting the change in officers is attached hereto as Exhibit 99.4. FORWARD LOOKING STATEMENTS Information contained herein and in the Exhibits attached hereto may contain forward looking statements that involve risks and uncertainties with respect to the fair value of assets acquired, the amount of liabilities assumed and otherwise. These forward looking statements include the words “believes,” “expects,” “anticipates” and similar expressions. These forward looking statements involve certain risks and uncertainties, including those related to general economic and business conditions, changes in market conditions and Competitive pressures.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STOCKWALK GROUP, INC.

Dated: October 12, 2001

By: /s/ Philip T. Colton
Name: Philip T. Colton Title: Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Transfer Agreement

99.2	Court Order Approving Customer Transfers to SWS Securities, Inc.

99.3	Stock Purchase Agreement between Registrant and James Stephenson in his capacity as trustee for the liquidation of MJK Clearing, Inc. dated September 30, 2001

99.4	Press release dated October 5, 2001